UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2008

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.

On May 7, 2008, G-III Apparel Group, Ltd. (the “Company”) and its subsidiary, G-III Leather Fashions, Inc. (“G-III Leather”) entered into a letter agreement (the “Second MR Amendment”) that amended the Stock Purchase Agreement (the “SPA”), dated July 11, 2005, as amended January 30, 2007 (the “First MR Amendment”), by and among Sammy Aaron, Andrew Reid, Lee Lipton and John Pollock (“the Marvin Richards Shareholders”), Sammy Aaron, as Sellers’ Representative, G-III Leather and the Company.

Pursuant to the SPA, the Company acquired Marvin Richards, an outerwear manufacturer and supplier. After the acquisition, Sammy Aaron became an executive officer and director of the Company and each of Lee Lipton and Andrew Reid became a vice president of the Company’s Marvin Richards division. Each of Messrs. Aaron, Lipton and Reid is a Marvin Richards Shareholder who is a party to the Second MR Amendment.

The SPA provided for, among other things, certain payments to the Marvin Richards Shareholders based on the performance of the Marvin Richards division through the fiscal year ending January 31, 2009. The First MR Amendment amended this provision for the fiscal years ending January 31, 2008 and 2009 to provide that payments to the Marvin Richards Shareholders would be based on the operations of (1) the Company’s Calvin Klein division, which previously was part of the Marvin Richards division, and (2) the combined operations of the Company’s Marvin Richards division, excluding the new Calvin Klein division, and the Company’s Winlit division. The Second MR Amendment provides that, effective February 1, 2008, the First MR Amendment will no longer be in effect. Thus, for the fiscal year ending January 31, 2009, any payment to the Marvin Richards Shareholders will be based on the original provisions of the SPA.

On May 7, 2008, the Company and G-III Leather entered into a letter agreement (the “Second Winlit Amendment”) that amended the Asset Purchase Agreement (the “APA”), dated July 11, 2005, as amended January 30, 2007 (the “First Winlit amendment”), by and among Stusam, Inc., a New York corporation formerly known as Winlit Group, Ltd. (“Winlit”), David Winn, Richard Madris, G-III Leather and the Company.

Pursuant to the APA, the Company acquired the assets of Winlit, a supplier of outerwear. After the acquisition, David Winn became the president of the Company’s Winlit division. Mr. Winn is a party to the Second Winlit Amendment. The APA provided for, among other things, certain payments to Winlit based on the performance of the Winlit division through the fiscal year ending January 31, 2009. The First Winlit Amendment amended this provision for the fiscal years ending January 31, 2008 and 2009 to provide that payments to Winlit will be based on the combined operations of the Company’s Marvin Richards and Winlit divisions. The Second Winlit Amendment provides that, effective February 1, 2008, the First Winlit Amendment will no longer be in effect. Thus, for the fiscal year ending January 31, 2009, any payments to Winlit will be based on the original provisions of the APA.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1

Letter Agreement dated May 7, 2008, amending the Stock Purchase Agreement, dated July 11, 2005, as amended January 30, 2007, by and among Sammy Aaron, Andrew Reid, Lee Lipton, John Pollack, Sammy Aaron, as Sellers’ Representative, G-III Leather Fashions, Inc. and G-III Apparel Group, Ltd.

10.2

Letter Agreement dated May 7, 2008, amending the Asset Purchase Agreement, dated July 11, 2005, as amended January 30, 2007, by and among Stusam, Inc., a New York corporation formerly known as Winlit Group, Ltd., David Winn, Richard Madris, G-III Leather Fashions, Inc. and G-III Apparel Group, Ltd.

EXHIBIT INDEX

Exhibit No.	Description
10.1

Letter Agreement dated May 7, 2008, amending the Stock Purchase Agreement, dated July 11, 2005, as amended January 30, 2007, by and among Sammy Aaron, Andrew Reid, Lee Lipton, John Pollack, Sammy Aaron, as Sellers’ Representative, G-III Leather Fashions, Inc. and G-III Apparel Group, Ltd.

10.2

Letter Agreement dated May 7, 2008, amending the Asset Purchase Agreement, dated July 11, 2005, as amended January 30, 2007, by and among Stusam, Inc., a New York corporation formerly known as Winlit Group, Ltd., David Winn,, Richard Madris, G-III Leather Fashions, Inc. and G-III Apparel Group, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.
Date: May 9, 2008
	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer